The Board of Trustees
	of the Kent Funds:


In planning and performing our audit
 of the financial statements of the
 Kent Funds for the period or year
ended December 31, 1999, we considered
its internal control, including control
activities for safeguarding securities,
 in order to determine our auditing
procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.
The management of the Kent Funds is
responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs
 of controls.  Generally, controls that
 are relevant to an audit pertain to
the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles.
  Those controls include the safeguarding
of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in any
internal control, errors or fraud may occur
 and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control
 would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public
Accountants.  A material weakness is a
condition in which the design or operation of one or more internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation,
 including controls for safeguarding
securities, that we consider to be material weaknesses as defined above as of December
 31, 1999.

This report is intended solely for the
information and use of management, the Board
 of Trustees of the Kent Funds and the
Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



Columbus, Ohio
February 18, 2000